As filed with the Securities and Exchange Commission on July 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

ONE STOP SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

____________

Delaware	33-0885351
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of principal executive offices) (Zip Code)

____________

ONE STOP SYSTEMS, INC. 2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

____________

Michael Knowles

Chief Executive Officer

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Name, address, and telephone number, including area code, of agent for service)

____________

Copies to:

Dennis J. Doucette, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, CA 92130

(858) 720-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, One Stop Systems, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 2,000,000 shares of Company common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Company’s 2017 Equity Incentive Plan (the “Original Plan”), as amended by that Amendment No. 1 to the 2017 Equity Incentive Plan, dated June 24, 2020 (the “First Amendment”), that Amendment No. 2 to the 2017 Equity Incentive Plan, dated May 19, 2021 (the “Second Amendment”), and that Amendment No. 3 to the 2017 Equity Incentive Plan, dated May 15, 2024 (the “Third Amendment,” and collectively with the Original Plan, the First Amendment and the Second Amendment, the “2017 Plan”). Such additional shares of Common Stock were added to the 2017 Plan pursuant to the Third Amendment and are in addition to the 3,000,000 shares of Common Stock issuable pursuant to the 2017 Plan registered on the Company’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2018 (Commission File No. 333-227671) and June 21, 2021 (Commission File No. 333-257219), the contents of which are hereby incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement or by any subsequently filed document.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 21, 2024;

•
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the Commission on May 9, 2024;

•
The Company’s Current Report on Form 8-K, filed with the Commission on May 20, 2024; and

•
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed by the Company with the Commission under Section 12(b) of the Exchange Act, on January 29, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 21, 2024.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8 Exhibits

(d) Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	8-K/A	03/21/2018	3.1
4.2	Amended and Restated Bylaws, as amended.	8-K	02/06/2018	3.2
4.3	Certificate of Amendment to the Amended and Restated Bylaws of the Company, dated April 7, 2023.	8-K	04/07/2023	3.1
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.				X
23.1	Consent of Haskell & White LLP, independent registered public accounting firm.				X
23.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement on Form S-8).				X
24.1	Power of Attorney (included on the signature page hereto)				X
99.1	One Stop Systems, Inc. 2017 Equity Incentive Plan and related form agreements.	S-1	12/18/2017	10.5
99.2	Amendment No. 1 to the 2017 Equity Incentive Plan.	8-K	06/25/2020	10.2
99.3	Amendment No. 2 to the 2017 Equity Incentive Plan.	10-Q	08/12/2021	10.7
99.4	Amendment No. 3 to the 2017 Equity Incentive Plan.	8-K	05/20/2024	10.1
107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on July 24, 2024.

ONE STOP SYSTEMS, INC.

By: /s/ Michael Knowles
Michael Knowles
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Knowles and John Morrison as the undersigned’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to file and sign any and all amendments to this Registration Statement, including any and all post-effective amendments, and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

***

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Knowles	President and Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2024
Michael Knowles

/s/ John W. Morrison Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2024
John W. Morrison Jr.

/s/ Kenneth Potashner	Chairman	July 24, 2024
Kenneth Potashner

/s/ Gioia Messinger	Director	July 24, 2024
Gioia Messinger

/s/ Greg Matz	Director	July 24, 2024
Greg Matz

/s/ Mike Dumont	Director	July 24, 2024
Mike Dumont

/s/ Mitchell Herbets	Director	July 24, 2024
Mitchell Herbets

/s/ Joseph Manko, Jr.	Director	July 24, 2024
Joseph Manko, Jr.